EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-58329, 333-89692 and 333-106260) and Form S-8 (No. 33-51234, 33-73300, 333-09093 and 333-112173) of BioLase Technology, Inc. of our report dated February 23, 2004, except for Note 11, as to which the date is February 26, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California

February 27, 2004